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                                                                EXHIBIT 23(j)(2)

                        CONSENT OF INDEPENDENT AUDITORS




The Board of Trustees and Shareholders of
The Commerce Funds:


We consent to the references to our firm under the headings, "Financial Highlights" in the Prospectuses and "Independent Auditors" and "Financial Statements" in the Statement of Additional Information.


                           /s/ KPMG Peat Marwick LLP
                           -------------------------
                           KPMG Peat Marwick LLP



Kansas City, Missouri
December 15, 1998